                                                                   EXHIBIT 10.18

                                  OFFICE LEASE

                             MARINA BUSINESS CENTER

                            SPIEKER PROPERTIES, L.P.,
                        a California limited partnership,
                                  as Landlord,
                                       and
                                   L90, INC.,
                             a Delaware corporation,
                                   as Tenant.

                                  OFFICE LEASE

THIS OFFICE LEASE ("LEASE") is made between SPIEKER PROPERTIES, L.P., a California limited partnership ("LANDLORD"), and L90, INC., a Delaware corporation ("TENANT"), as of October 25, 2000 (the "DATE OF THIS LEASE").

                             BASIC LEASE INFORMATION

PROJECT:       Marina Business Center, Marina del Rey, California

BUILDING:      4499 Glencoe Avenue, Marina del Rey, California

DESCRIPTION OF PREMISES: Suite: 150 (the Premises is as outlined in red or as shown in cross-hatching on EXHIBIT B).

RENTABLE AREA OF PREMISES: 23,729 rentable square feet

PERMITTED USE: General offices uses, internet sales uses and network hosting and management, all to the extent consistent with a first class office building only.

SCHEDULED TERM COMMENCEMENT DATE: January 1,2001

SCHEDULED INITIAL TERM: 60 months   SCHEDULED EXPIRATION DATE: December 31, 2005

BASE RENT:

(a) Initial Annual Base Rent $811,531.80   (c) Subject to increase pursuant to
                                               Paragraph 3.1(b) as follows:

(b) Initial Monthly Installment of Base Rent: $67,627.65

                                                         Monthly Installment
                               Year of Initial Term          of Base Rent
                               --------------------          ------------
                                         1                   $67,627.65
                                         2                   $70,332.76
                                         3                   $73,146.07
                                         4                   $76,071.91
                                         5                   $79,114.79

SECURITY DEPOSIT: $750,000.00

ESTIMATED FIRST YEAR OPERATING EXPENSES: $21,493.00 per month

BASE YEAR: The calendar year 2001.

TENANT'S PROPORTIONATE SHARE OF BUILDING: 51.05%        OF PROJECT: 9.13%

PARKING: Four (4) passes per 1,000 rentable square feet of      OCCUPANCY DENSITY: Six (6) persons per 1,000 rentable square
         the Premises, of which four (4) spaces in front of                        feet of the Premises
         the Building shall be identified by Landlord, at
         Tenants cost, as reserved for Tenant's visitors
         (the "VISITOR SPACES")

TENANT'S NAICS CODE: 541512

TENANT CONTACT: See address for notices, as set forth herein.

ADDRESSES FOR NOTICES:     To: Tenant                                 To: Landlord
                           Before Term Commencement Date:             13160 Mindinao Way
                           2020 Santa Monica Boulevard                Suite 184
                           Suite 400                                  Marina del Rey, California 90292
                           Santa Monica, California 90404             Attn: Elva Dedeurwaerder
                           Attn: Peter Bryant and General             Fax No.: (310)821-7709
                               Counsel
                           Fax No.: (310)315-1369
                           On and After Term Commencement
                           Date:
                           4499 Glencoe Avenue
                           Suite 150
                           Marina del Rey, California 90292
                           Attn: Peter Bryant and General
                               Counsel
                           Fax No.: (310)315-1369

TENANT'S BILLING ADDRESS [IF DIFFERENT FROM NOTICE ADDRESS]: See address for notices, as set forth herein.

LANDLORD'S REMITTANCE ADDRESS:        P.O. Box 60077
                                      Department 12281
                                      Los Angeles, California 90060-0077

GUARANTOR: None.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Information, the following Standard Lease Provisions consisting of PARAGRAPHS 1 THROUGH 24 (THE "STANDARD LEASE PROVISIONS") and Exhibits A, B, C, D, and E all of which are incorporated herein by this reference (collectively, this "LEASE"). In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

"LANDLORD"                                  "TENANT"

                                            L90, INC.,
SPIEKER PROPERTIES, L.P.,                   a Delaware corporation
a California limited partnership,

By: Spieker Properties, Inc.                By: /s/ LUCREZIA BICKERTON
    a Maryland corporation,                    ---------------------------------
    its general partner                       Name: Lucrezia Bickerton
                                                   ----------------------------
                                              Title: Asst. Secretary, VP Finance
                                                    ---------------------------

By: /s/ THOMAS A. HERTA                     By: /s/ JOHN BOHAN
   ---------------------------------           ---------------------------------
     Name: Thomas A. Herta                       Name: John Bohan
          -------------------------------             --------------------------
     Title: Vice President                       Title: CEO
           ------------------------------              -------------------------

By:                                         Date: 10-26-00
   ---------------------------------             -------------------------------
     Name:
          -------------------------------
     Title:
           ------------------------------


Date: 10/27/00
     -------------------------------

                            STANDARD LEASE PROVISIONS

1. PREMISES.

        Landlord hereby ]cases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the "PREMISES") described in the Basic Lease Information and as outlined in red or as shown in the cross-hatched markings on the floor plan attached hereto as EXHIBIT B. The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of rentable area described in the Basic Lease Information. The Premises are located in that certain office building (containing 46,478 rentable square feet of space) (the "BUILDING") whose street address is as shown in the Basic Lease Information, and such rentable area shall not be subject to remeasurement or modification. The Building is located on that certain land which is also improved with landscaping, parking facilities and other improvements and appurtenances. Such land, together with all such improvements and appurtenances and the Building, are all or part of a project which may consist of more than one building and additional facilities, as described in the Basic Lease Information (containing 260,026 rentable square feet of space) (collectively referred to herein as the "PROJECT"). However, Landlord reserves the right to make such changes, additions and/or deletions to such land, the Building and the Project and/or the common areas and parking or other facilities thereof as it shall determine from time to time, provided that, in connection with such changes, additions and/or deletions (i) Tenant's obligations under Paragraph 3 of this Lease shall not be increased as a result thereof, and (ii) Landlord agrees to use commercially reasonable efforts to avoid material and adverse interference with Tenant's use of or access to the Premises and the parking facilities servicing the same. During the Term, Landlord shall maintain the Building and Project in a manner at least consistent with the manner in which the Building and Project are being maintained as of the date of this Lease. Subject to Landlord's reasonable rules and regulations, Tenant shall have access to the Premises and the parking facilities servicing the same, twenty-four (24) hours a day, seven (7) days a week.

2. TERM.

        (a) Unless earlier terminated in accordance with the provisions hereof, the term of this Lease (the "TERM") shall be as set forth in the Basic Lease Information; provided, however, in the event the Term Commencement Date (defined below) occurs on a date other than the first day of a calendar month, there shall be added to the Term the partial month ("PARTIAL LEASE MONTH") from the Term Commencement Date to (but not including) the first day of the calendar month following the Term Commencement Date.

        (b) Subject to the provisions of this Paragraph 2, the Term shall commence on the date (the "TERM COMMENCEMENT DATE") which is the earlier of (i) January 1, 2001, and (ii) the date Tenant commences use of any portion of the Premises for any material business purpose (specifically excluding moving in). Notwithstanding the foregoing, in the event that Landlord is delayed in delivering the Premises by reason of any act or omission of Tenant, the Term Commencement Date shall be (unless Tenant takes possession or commences use of the Premises prior thereto) the date the Premises would have been delivered by Landlord had such Tenant caused delay(s) not occurred. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Term. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, "as is". Accordingly, Tenant further acknowledges and agrees that Landlord shall not be obligated to provide or pay for any improvements relating to the Premises.

        (c) Landlord may deliver to Tenant Landlord's standard form "Start-Up Letter" for Tenant's acknowledgment and confirmation of the Term Commencement Date. Tenant shall execute and deliver such Start-Up Letter to Landlord within ten (10) business days after receipt thereof, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date.

        (d) Tenant's Entry Into the Premises Prior to Term Commencement Date. Subject to Landlord's reasonable, nondiscriminatory rules and regulations (including, without limitation, the requirement of evidence of insurance acceptable to Landlord), Landlord shall allow Tenant access to the Premises prior to the Term Commencement Date for the purpose of Tenant installing furniture, equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Paragraph 2(d), Tenant shall coordinate with Landlord the timing and purpose of Tenant's entry. Except to the extent of Landlord's negligence or willful misconduct, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Paragraph 2(d). In addition, Tenant shall reimburse Landlord for any costs incurred by Landlord as a result of Tenant's entry into the Premises in accordance with the terms of this Paragraph 2(d), but Tenant shall not be charged for services and utilities, bathrooms, and elevators during any such early entry.

        (e) In the event the Term Commencement Date does not occur by March 1,2001 (the "OUTSIDE COMMENCEMENT DATE"), which date shall be extended by governmental delays (not to exceed 120 days), delays caused by "Force Majeure," as that term is defined in Paragraph 24 of this Lease (not to exceed 60 days) (provided that in no event shall the Outside Commencement date be extended by more than 120 days, in the aggregate, for Force Majeure delays and governmental delays), Tenant shall have the right to terminate this Lease by delivering ten
(10) days' prior notice to Landlord at any time prior to the occurrence of the Term Commencement Date.

3. RENT AND OPERATING EXPENSES.

        3.1 BASE RENT.

        (a) Subject to the provisions of this Paragraph 3.1, Tenant agrees to pay during the Term as Base Rent for the Premises the sums specified in the Basic Lease Information (as increased from time to time as provided in the Basic Lease Information or as may otherwise be provided in this Lease) ("BASE RENT").

        (b) Base Rent shall increase as set forth in the Basic Lease Information or as may otherwise be provided in this Lease.

        (c) Except as expressly provided to the contrary herein, Base Rent shall be payable in equal consecutive monthly installments, in advance, without deduction or offset, commencing on the Term Commencement Date and continuing on the first day of each calendar month thereafter. However, the first full monthly installment of Base Rent shall be payable upon Tenant's execution of this Lease. If the Term Commencement Date is a day other than the first day of a calendar month, then the Rent for the Partial Lease Month (the "PARTIAL LEASE MONTH RENT") shall be prorated based on the actual number of days in the applicable month. The Partial Lease Month Rent shall be payable by Tenant on the first day of the calendar month next succeeding the Term Commencement Date. Base Rent, all forms of additional rent payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant (collectively, "ADDITIONAL RENT") shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as "Rent"), (ii) be payable to Landlord in lawful money of the United States when due without any prior demand therefor, except as may be expressly provided to the contrary herein, and (iii) be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on the actual number of days in the applicable month.

        3.2 Operating Expenses.

        (a) Subject to the provisions of this Lease, Tenant shall pay to Landlord pursuant to this Paragraph 3.2 as Additional Rent an amount equal to Tenant's Proportionate Share (defined below) of Operating Expenses (defined below) allocable to each Expense Year (defined below) which are in excess of the amount of the Operating Expenses allocable to the Base Year; provided, however, that in no event shall any decrease in Operating Expenses for any Expense Year below Operating Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. "Tenant's Proportionate Share" is, subject to the provisions of this Paragraph 3.2, the percentage number (representing the Premises' share of the Building and the Project) set forth in the Basic Lease Information. An "Expense Year" is any calendar year any portion of which falls within the Term.

                (b) "Operating Expenses" means all costs, expenses and obligations incurred or payable by Landlord because of or in connection with the operation, ownership, repair, replacement, restoration, management or maintenance of the Project during or allocable to an Expense Year during the Term (other than costs, expenses or obligations specifically attributable to Tenant or other tenants of the Building or Project), all as determined by sound real estate accounting principles reasonably and consistently applied, including without limitation the following:

                (i) All property taxes, assessments, charges or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project (including personal and real property contained therein) or its ownership, operation or transfer, and all taxes, charges, assessments or similar impositions imposed in lieu or substitution (partially or totally) of the same (collectively, "TAXES"). "TAXES" shall also include (A) all taxes, assessments, levies, charges or impositions on any interest of Landlord in the Project, the Premises or in this Lease, or on the occupancy or use of space in the Project or the Premises; or on the gross or net rentals or income from the Project, including, without limitation, any gross income tax, excise tax, sales tax or gross receipts tax levied by any federal, state or local governmental entity with respect to the receipt of Rent; or (B) any possessory taxes charged or levied in lieu of real estate taxes. There shall be excluded from Taxes (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project),
(ii) any tax penalties, and (III) any amounts payable directly by Tenant or other tenants; and

                (ii) The cost of all utilities, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, landscaping, and insurance (with the nature and extent of such insurance to be carried by Landlord to be determined by Landlord in its sole and absolute discretion); insurance deductibles; compensation and benefits of all persons who perform services connected with the operation, management, maintenance or repair of the Project (up to the level of the Project director (and/or vice president responsible for the Project) and building engineer); personal property taxes on and maintenance and repair of equipment and other personal property; costs and fees for administration and management of the Project (not to exceed five percent (5%) of Project revenues in any Expense Year), whether by Landlord or by an independent contractor, and other management office operational expenses; rental expenses for or a reasonable allowance for depreciation of, personal property used in the operation, management, maintenance or repair of the Project, license, permit and inspection fees; and all inspections, activities, alterations, improvements or other matters required by any governmental or quasi-governmental authority or by Regulations (defined below), amortization over its reasonable useful life (including interest on the unamortized cost at a rate equal to the "Interest Rate," as that term is defined, below) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof the cost of any capital repairs, replacements or other improvements made to the Project or other costs incurred in connection with the Project (A) which are intended to reduce Operating Expenses in connection with the operation or maintenance of the Project, or any portion thereof to the extent of cost savings reasonably anticipated by Landlord (based on sound documentation) at the time of such expenditure to be incurred in connection therewith, or (B) that are required under any applicable municipal, state, federal or other governmental statutes, rules, requirements, regulations, laws, standards, orders or ordinances including, without limitation, zoning ordinances and regulations, and covenants, easements and restrictions of record (collectively, "REGULATIONS") enacted after the Term Commencement Date; provided, however, that any such permitted capital expenditure shall be amortized (with interest at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate, plus 2% per annum (the "INTEREST RATE")) over its reasonable useful life; common area repair, operation and maintenance; security systems or services, if any, deemed reasonably appropriate by Landlord (but without obligation to provide the same except as specifically set forth in this Lease); and any other cost or expense incurred or payable by Landlord in connection with the operation, ownership, repair, replacement, restoration, management or maintenance of the Project.

        Landlord (x) shall not collect or be entitled to collect from Tenant an amount in excess of Tenant's Proportionate Share of one hundred percent (100%) of the Operating Expenses actually paid or incurred by Landlord; and (y) shall reduce the amount of the Operating Expenses by any refund or discount received by Landlord in connection with any expenses previously included in the Operating Expenses (such reduction to be credited to Tenant in the year in which the refund or discount is received by Landlord). Notwithstanding the foregoing, for purposes of this Lease, the Operating Expenses shall not, however, include:

                (a) except as specifically set forth above in Paragraph 3.2(b)(ii), bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in the Operating Expenses) or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;

                (b) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with tease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Project;

                (c). costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project;

                (d) the cost of providing any service directly to and paid directly by any tenant;

                (e) any costs expressly excluded from the Operating Expenses elsewhere in this Lease;

                (f) costs of any items (including, but not limited to, costs incurred by Landlord for the repair or damage to the Project or Building) to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be deducted from the Operating Expenses in the year in which received) or from a third party (such proceeds to be credited to the Operating Expenses in the year in which received), except that any deductible amount under any insurance policy shall be included within the Operating Expenses of the Project);

                (g) except as specifically set forth above in Paragraph 3.2(b)(ii), costs of a capital nature, including, without limitation, capital improvements, capital repairs and capital equipment;

                (h) rentals and other related expenses for leasing a HVAC system, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Project and further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition at the Project) which if purchased, rather than rented, would constitute a capital improvement not included in the Operating Expenses pursuant to this Lease;

                (i) depreciation, amortization and interest payments, except as specifically included in the Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services;

                (j) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, without charge;

                (k) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;

                (1) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis;

                (m) Landlord's general corporate overhead and general and administrative expenses, excluding on-site management to the level of Project director (and/or vice president responsible for the Project) and Project engineer and on-site accounting attributable to the Project, but including costs associated with the operation of the business of the ownership or entity which constitutes "Landlord," as distinguished from the costs of building operations, including, but not limited to, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, costs of any disputes between Landlord and its employees or with its Project management;

                (n) advertising and promotional expenditures, and costs (except for routine maintenance) of signs in or on the Project identifying the owner of the Project or other tenants' signs, except for Project directories or Project standard signage;

                (o) electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to "gross up" as if the floor was vacant);

                (p) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due;

                (q) costs arising from Landlord's charitable or political contributions;

                (r) costs of installing, maintaining and operating any specialty service operated by landlord including without limitation, any luncheon club or athletic facility, or the repair thereof;

                (s) costs necessitated by or resulting from the gross negligence of Landlord, or any of its agents, employees or independent contractors;

                (t) any ground lease rental;

                (u) costs of capital acquisition of sculptures, paintings or other objects of art;

                (v) costs incurred to comply with Regulations with respect to hazardous material (as defined by applicable law) which was in existence in the Building or on the Project prior to the Term Commencement Date, and was of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal, remediation or other action with respect to such hazardous material; and costs incurred with respect to hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project or by anyone other than Tenant or any Tenant Party and is of such a nature, at that time, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal, remediation or other action with respect to such hazardous material;

                (w) management fees to the extent in excess of that specifically includable in Operating Expenses;

                (x) costs of the initial development and construction of the Project; and

                (y) costs of electricity and janitorial services provided to tenant spaces.

        Notwithstanding anything contained in this Lease to the contrary, in no event shall amounts paid by Tenant in any Expense Year pursuant to this Paragraph 3.2 as reimbursement to Landlord for Landlord's payment of insurance deductibles exceed $1.00 per rentable square foot of the Premises.

        (c) ADDITIONAL ADJUSTMENTS.

                (i) Variable items of Operating Expenses (e.g., expenses that are affected by variations in occupancy levels) for each Expense Year during which actual occupancy of the Project is less than one hundred percent (100%) of the rentable area of the Project shall be appropriately adjusted, in accordance with sound real estate accounting principles consistently applied, to reflect one hundred percent (100%) occupancy of the existing rentable area of the Project during such period. Operating Expenses for the Base Year shall include market-wide labor-rate increases due to extraordinary circumstances, including, but limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements; provided, however, that at such time as any such particular assessments, charges, costs or fees are no longer included in Operating Expenses, such particular assessments, charges, costs or fees shall be excluded from the Base Year calculation of Operating Expenses. In no event shall the components of Operating Expenses for any Expense Year related to electrical costs be less than the components of Operating Expenses related to electrical costs in the Base Year. If Landlord does not carry earthquake insurance for the Project during the Base Year but subsequently obtains earthquake insurance for the Project during the Term, then from and after the date upon which Landlord obtains such earthquake insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance is maintained by Landlord during such subsequent year.

                        (ii) For purposes of this Lease, Taxes shall be calculated as if the tenant improvements in the Project were fully constructed (at a Building standard amount) and the Project (including the land upon which the Project is located), and all tenant improvements in the Project were fully assessed for real estate tax purposes, and accordingly, during the portion of any Expense Year or the Base Year, Tax Expenses shall be deemed to be increased appropriately. Taxes which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of the Comparable Buildings) and shall be included as Taxes in the year in which the assessment or premium installment is actually paid. Subject to the remaining terms hereof, tax refunds shall be credited against Taxes and refunded to Tenant, regardless of when received, based on the year to which the refund is applicable. Notwithstanding anything to the contrary set forth in this Lease, the amount of Taxes for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Taxes in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Taxes due under this Lease; provided that (i) any reasonable costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Taxes nor included in Operating Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Taxes nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge this Paragraph 3.2(c)(ii) is not intended to in any way affect (A) the inclusion in Taxes of the statutory two percent (2.0%) annual increase in Taxes (as such statutory increase may be modified by subsequent legislation) or (B) the inclusion or exclusion of Taxes pursuant to the terms of Proposition 13. Notwithstanding the foregoing, upon a reassessment of the Building and/or Project pursuant to the terms of Proposition 13 (a "REASSESSMENT") occurring after the Base Year which results in a decrease in Taxes, the component of Taxes for the Base Year which is attributable to the assessed value of the Building and/or Project under Proposition 13 prior to the Reassessment (without taking into account any Proposition 8 reductions) shall be reduced, if at all, for the purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment takes place) to an amount equal to the real estate taxes based upon such Reassessment.

                (d) Prior to or shortly following the commencement of (and from time to time during) each calendar year of the Term following the Term Commencement Date, Landlord shall give to Tenant a written estimate, on a line-item by line-item basis, of the excess of (i) Tenant's Proportionate Share of the projected Operating Expenses for the Project for such Expense Year over
(ii) Tenant's Proportionate Share of Operating Expenses for the Base Year (the "EXCESS"). Commencing with the first day of the calendar month which is at least thirty (30) days following the month in which such estimate was delivered to Tenant, Tenant shall pay such estimated amount (less amounts, if any, previously paid toward such year) to Landlord in equal monthly installments over the remainder of such calendar year, in advance on the first day of each month during such year (or remaining months, if less than all of the year remains). Subject to the provisions of this Lease, Landlord shall furnish to Tenant within a reasonable period after the end of each Expense Year, a statement (a "RECONCILIATION STATEMENT") indicating in reasonable detail on a line-item by line-item basis the Excess, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant's estimated payments to the actual Excess as indicated by such annual Reconciliation Statement (which obligation shall survive the expiration of the Term).

                (e) Tenant shall pay ten (10) days before delinquency all taxes and assessments levied against any personal property or trade fixtures of Tenant in or about the premises. If any such taxes or assessments are levied against Landlord or Landlord's property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall, within ten (10) days of demand, reimburse Landlord for the taxes and assessments so levied against Landlord, or any such taxes, levies and assessments resulting from such increase in assessed value.

                (f) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3.2, or (ii) computing or billing Tenant's Proportionate Share of Operating Expenses shall not
(A) constitute a waiver of its right to subsequently deliver such estimate or statement or require any increase in Rent contemplated by this Paragraph 3.2, or
(B) in any way waive or impair the continuing obligations of Tenant under this Paragraph 3.2; provided, however, that notwithstanding anything to the contrary contained in this Paragraph 3.2, Tenant shall not be responsible for Tenant's Proportionate Share of Operating Expenses attributable to any year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the year to which the same are applicable or the Lease expiration date, as the case may be, provided that in any event Tenant shall be responsible for Tenant's Proportionate Share of Operating Expenses levied by any governmental authority or by any public utility companies at any time (provided that Landlord delivers Tenant a supplemental statement for such amounts within two (2) years following Landlord's receipt of the bill therefor). Provided that Tenant is not then in default under this Lease beyond any applicable notice and cure period subject to compliance with Landlord's reasonable rules and regulations for the same, Tenant shall have the right, upon the condition that Tenant shall first pay to Landlord the amount in dispute, to have independent certified public accountants of national standing (who are not compensated on a contingency basis) of Tenant's selection (and subject to Landlord's reasonable approval) review Landlord's Operating Expense books and records relating to the Expense Year subject to a particular Reconciliation Statement during the two (2) year period following delivery to Tenant of the Reconciliation Statement for such Expense Year. If such review discloses an error in Tenant's Proportionate Share of Operating Expenses payable by Tenant in excess of five percent (5(degree)/a) of Operating Expenses, the cost of such review shall be borne by Landlord; otherwise such cost shall be borne by Tenant. Tenant waives the right to dispute or contest, and shall have no right to dispute or contest, any matter relating to the calculation of Operating Expenses or other forms of Rent under this Paragraph 3.2 with respect to each Expense Year for which a Reconciliation Statement is given to Tenant if no claim or dispute with respect thereto is asserted by Tenant in writing to Landlord within two (2) years of delivery to Tenant of the original or most recent Reconciliation Statement with respect thereto.

4. DELINQUENT PAYMENT; HANDLING CHARGES. In the event Tenant shall fail to pay any amount of Rent or any other payment due under this Lease within five (5) business days following notice from Landlord that the same was not paid when due, then Tenant shall pay Landlord, within thirty (30) days of Landlord's written demand therefor, a late charge equal to five percent (5%) of the delinquent amount. In addition, any amount due from Tenant to Landlord hereunder which is not paid within ten (10) days of the date due shall bear interest at an annual rate (the "DEFAULT RATE") equal to twelve percent (12%).

5. LETTER OF CREDIT.

        5.1 DELIVERY of LETTER of CREDIT. In lieu of depositing a security deposit with Landlord, Tenant shall, concurrently with Tenant's execution of this Lease, deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit ("LOC") in the amount specified for the Security Deposit in the Basic Lease Information (the "LOC AMOUNT") for an initial term of one (1) year and thereafter shall renew automatically from year to year through 30 days beyond the expiration date of his Lease or any extension thereto. The LOC shall be in a form reasonably acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and reasonably acceptable to Landlord. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation, provided that Landlord hereby approves City National Bank. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project, the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord's transfer or assignment of the LOC Security Deposit and/or the LOC to such transferee or mortgagee.

        5.2 REPLACEMENT OF LETTER OF CREDIT. Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (a) becomes effective prior to the expiration of the LOC that it replaces; (b) is in the required LOC amount; (c) is issued by an LOC bank acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph 5.

        5.3 LANDLORD'S RIGHT TO DRAW ON LETTER OF CREDIT. The LOC shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Landlord shall hold the LOC as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, draw on all or any portion of the LOC necessary to (a) pay Rent or other sum in default;
(b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 17(d)(ii); and/or (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default. The use, application or retention of the LOC, or any portion there of, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the LOC and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If Tenant fails to renew or replace the LOC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.

        5.4 LOC SECURITY DEPOSIT. Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the "LOC SECURITY DEPOSIT").

        5.5 RESTORATION OF LETTER OF CREDIT AND LOC SECURITY DEPOSIT. If Landlord draws on all or any portion of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph 5; or (b) reinstate the LOC to the full LOC Amount, and Tenant's failure to do so shall be a default under this Lease.

6. LANDLORD'S OBLIGATIONS.

        6.1 SERVICES.

                6.1.1 Subject to the provisions of this Lease, Landlord shall furnish to Tenant during the Term (a) twenty-four (24) hour a day city or utility company water at those points of supply provided for general use of the tenants of the Building for normal office kitchen, lavatory, and drinking purposes; (b) subject to Regulations, heating and air conditioning 6:00 a.m. to 7:00 p.m., Monday through Friday (not including legal holidays) ("BUSINESS HOURS") for the Building at such temperatures and in such amounts as is appropriate for normal comfort for normal office use in the Premises; (c) twenty-four (24) hour a day nonexclusive passenger elevator service; and (d) twenty-four (24) hour a day adequate electrical wiring, facilities and power sufficient to provide the "Electrical Capacity," as that term is defined, below, provided that in no event shall Tenant's electrical usage exceed the Electrical Capacity. For purposes of this Lease, "Electrical Capacity" shall mean six (6) watts connected load per usable square foot. If Tenant desires any of the services specified in this Paragraph 6.1 at any time other than during the times set forth herein, then subject to such nondiscriminatory conditions and standards as Landlord shall apply to the same, upon the written request of Tenant, such services shall be supplied to Tenant in accordance with Landlord's customary procedures for the Building, including such advance request deadlines as Landlord shall reasonably require from time to time, and Tenant shall pay to Landlord Landlord's then reasonable and customary charge for such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor, provided that the hourly charge for any after hours HVAC utilized by Tenant shall equal the product of (i) the number of the Building's HVAC package units required to supply the Premises (or the applicable portion thereon with HVAC, and (ii) $5.00 (the "After Hours HVAC Charge"). Notwithstanding the foregoing, the After Hours HVAC Charge shall be subject to increase by Landlord, but only to the extent of any actual increases in Landlord's cost of providing such service following the date of this Lease. Landlord and Tenant hereby acknowledge and agree that (A) the prior tenant of the Premises installed a unit independent of the Building HVAC to provide HVAC to a portion of the Premises (the "Premises HVAC Unit"), (B) Tenant shall not be responsible for the After Hours HVAC Charge in connection with Tenant's use of the Premises HVAC Unit (but Tenant shall be responsible for electricity consumed by such Premises HVAC Unit in accordance with the terms of Paragraph 6.2 of this Lease), and (C) Tenant shall be responsible, at Tenant's sole cost and expense, for the repair, maintenance, and replacement, as necessary, of the Premises HVAC Unit. Landlord reserves the right to change the supplier or provider of any such service from time to time. Tenant shall not have the right to obtain any such service for the Premises directly from a supplier or provider of such service except as provided herein and in Paragraph 6.4 below.

                6.1.2 JANITORIAL SERVICES. Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises appropriate to maintain the Premises in a manner consistent with space located at the "Comparable Buildings," as that term is defined in Paragraph 22.5, below, including, without limitation, the following.

                        6.1.2.1 Tenant shall cause the carpets or other floor coverings in the Premises to be professionally cleaned at least once every three
(3) months during the Term.

                        6.1.2.2 Tenant shall cause to be provided (i) monthly interior window washing, and (ii) five days per week (excluding Holidays) sweeping and cleaning of the Premises.

                        6.1.2.3 Tenant shall deposit trash five days per week (excluding Holidays), in the area designated by Landlord from time to time, which trash shall be sealed in double plastic bags. All trash containers must be covered and stored in a manner to prevent the emanation of odors into the Premises or the Building.

                        6.1.2.4 Tenant shall cause to be provided pest eradication and control services, as required by Landlord in its reasonable discretion, with respect to the Premises.

                        6.1.2.5 Tenant shall take all actions necessary to prevent odors from escaping into the Premises, the Building or the Project.

If requested by Landlord, Tenant shall promptly present a cleaning and maintenance schedule to Landlord for approval, which shall not be unreasonably withheld, and shall clean and maintain the Premises in accordance with such schedule. Landlord shall have the right to inspect the services provided hereunder by Tenant in accordance with the terms of this Lease and to require Tenant to provide additional cleaning, if necessary. In the event Tenant shall fail to provide any of the services described in this Paragraph 6.1.2 within five (5) business days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any charge or cost incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant within thirty (30) days following receipt by Tenant of a written statement of cost from Landlord. Failure of Tenant to comply with any one or more of the foregoing provisions shall be deemed to be a default under this Lease, subject to any applicable notice and cure period set forth in this Lease.

        6.2 ELECTRICAL USE/PAYMENT BY TENANT. Tenant shall not install or use, without Landlord's prior written consent, which shall not be unreasonably withheld, any equipment that requires more than 110 volts. In addition, Tenant shall not install or use any equipment whose operation is in excess of, or inconsistent with the capacity of the existing feeders and risers to, or wiring in, the Premises. Within ten (10) days following demand by Landlord, Tenant shall pay to Landlord the cost of electricity utilized at the Premises, as reasonably determined by Landlord based upon an equitable pro-ration of the electricity consumed in the Building by each of the tenants occupying the same.

        6.3 RESTORATION OF SERVICES. Following receipt of Tenant's request to do so, Landlord shall use good faith efforts to restore any service specifically to be provided under Paragraph 6.1 that becomes unavailable and which is in Landlord's reasonable control to restore; provided, however, that in no case shall the unavailability of such services or any other service (or any diminution in the quality or quantity thereof) or any interference in Tenant's business operations within the Premises render Landlord liable to Tenant or any person using or occupying the Premises under or through Tenant (including, without limitation, any contractor, employee, agent, invitee or visitor of Tenant) (each, a "TENANT PARTY") for any damages of any nature whatsoever caused thereby, constitute a constructive eviction of Tenant, constitute a breach of any implied warranty by Landlord, or entitle Tenant to any abatement of Tenant's rental obligations hereunder (except as specifically set forth in Paragraph
16.2.2 of this Lease).

        6.4 ACCESS CONTROL. Landlord shall provide reasonable access control services for the Building and in the Building parking facility seven (7) days per week, twenty-four (24) hours per day, in a manner consistent with buildings comparable to and in the vicinity of the Building. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Project of any person. Tenant may, at its own expense, install its own security system ("TENANT'S SECURITY SYSTEM") in the Premises subject to and in accordance with the terms of Paragraph 7 of this Lease; provided, however, that Tenant shall coordinate the installation and operation of Tenant's Security System with Landlord to assure that Tenant's Security is compatible with Landlord's security system and the Building systems and equipment and to the extent that Tenant's Security System is not compatible with Landlord's security system and the Building systems and equipment, Tenant shall not be entitled to install or operate it. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation and removal of Tenant's Security System. Notwithstanding anything to the contrary contained herein, but subject to the terms of this Lease, upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Tenant may, at its expense, remove or cause to be removed from the Premises Tenant's Security System (if installed by Tenant), provided that Tenant shall repair all damage resulting from such removal.

        6.5 SIGNAGE.

                6.5.1 TENANT'S SIGNS. Subject to the terms of this Paragraph
6.5.1 and applicable law, Tenant shall be entitled, at its sole cost and expense, to install (i) one (1) nonexclusive sign at the top of the Building (the "BUILDING TOP SIGN"); (ii) subject to the remaining terms hereof, one (1) nonexclusive sign on a multi-tenant monument (the "MONUMENT"), if Landlord, at Landlord's option, shall construct such monument to service the Project (the "MONUMENT SIGN"), and (iii) one (1) sign identifying Tenant above the entrance to the Premises (collectively, "TENANT'S SIGNS"). All of Tenant's Signs shall at all times remain the property of Tenant, and Tenant shall remove its signs at the expiration or earlier termination of this Lease or upon the earlier termination of Tenant's right to Tenant's Sign as set forth herein. Tenant shall repair any damage caused in the removal of any sign. Notwithstanding anything contained herein to the contrary, Tenant hereby acknowledges and agrees that Landlord shall have no obligation whatsoever to construct the Monument, and that Tenant's rights to Tenant's Sign on the Monument, as set forth in item (ii), above, shall be applicable only in the event that Landlord shall elect, in its sole discretion, to construct the Monument.

                        6.5.1.1 SPECIFICATIONS; OTHER TERMS. The graphics, materials, color, design, lettering, lighting, size and other specifications (collectively, the "SPECIFICATIONS") of Tenant's Signs shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Building and Project, provided that Landlord and Tenant hereby acknowledge and agree that (i) Landlord shall designate the exact location of Tenant's Signs, (ii) Landlord hereby approves the logo used by Tenant as of the date of this Lease, and (iii) Tenant's Sign on the Monument, if applicable, shall be no smaller than any other tenant's sign thereon. Furthermore, Tenant's Signage shall comply with all applicable governmental rules and regulations and shall comply with Landlord's Project standards. Landlord shall be responsible for the cost of the Monument, if applicable, provided that Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, repair and maintenance, compliance with laws and removal of Tenant's Signs (including without limitation, Tenant's Sign on the Monument, if applicable), as well as the cost of any utilities consumed by Tenant's Signs. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove Tenant's Signs (including Tenant's sign on the Monument but not the Monument itself) and repair any and all damage to the Building and the Project caused by such removal.

                        6.5.1.2 BUILDING TOP SIGN RENT. In the event that Tenant shall elect pursuant to the terms hereof to install the Building Top Sign, Tenant shall pay to Landlord, in the same manner and pursuant to the same timing as Base Rent, as additional rent, for each month of the Term during which the Building Top Sign is on the Building, an amount equal to the "Building Top Sign Rent," as that term is defined, below, applicable from time to time. For purposes of this Lease, the "Building Top Sign Rent" shall equal $5,000.00 per month during each month of the first year of the Term, and, during each year of the Term thereafter, an amount equal to the product of (i) the Building Top Sign Rent applicable during the prior year, and (ii) 1.04.

                        6.5.1.3 PERSONAL NATURE OF RIGHTS. Tenant's right to the Building Top Sign and the Monument Sign, as applicable, shall (i) be personal to the Original Tenant and may not be utilized by or transferred to any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease or the Premises, and (ii) be contingent upon the Original Tenant actually occupying seventy-five percent (75%) of the Premises.

                6.5.2 INTERIOR PREMISES SIGNAGE. Subject to Landlord's prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises, provided that such signs must not be visible from the exterior of the Building.

        6.6 TENANT HVAC SYSTEM. Subject to the terms of Paragraph 7 of this Lease, Tenant, at its sole expense may install supplemental HVAC systems in the Premises (the "TENANT HVAC SYSTEM"), provided that the same does not interfere with the Building's electrical, HVAC or other systems. In connection with the Tenant HVAC System, Tenant may, at its sole cost and expense, connect into the Building's water system to the extent available (as reasonably determined by Landlord), if and to the extent that (i) Tenant's use of water pursuant to this Paragraph 6.6 will not materially adversely affect the water system or the use thereof by other tenants of the Building, and (ii) such connection is otherwise approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed unless a "Design Problem," as that term is defined, below, exists. If Tenant connects into the Building's water system pursuant to the terms of the foregoing sentence, (x) Tenant shall install, at Tenant's expense, a meter to measure Tenant's use of water, and (y) Tenant shall reimburse Landlord for Tenant's use of water. Tenant shall be responsible for the cost of all electricity utilized by the Tenant HVAC System. At Landlord's sole option, which option shall be exercised (if at all) at the time Landlord grants its consent to Tenant's installation of the Tenant HVAC System, Tenant shall remove the Tenant HVAC System, and repair any damages to the Building caused by such removal, or leave same in the Premises, in which event the same shall become a part of the realty and belong to Landlord and shall be surrendered with the Premises upon the expiration or earlier termination of this Lease. For purposes of this Lease, a "Design Problem" is defined as, and will be deemed to exist if the applicable work or improvement will 0) affect the exterior appearance of the Building; (ii) adversely or materially affect the Building structure; (iii) adversely or materially affect the Building systems;
(iv) unreasonably and materially interfere with any other Project occupant's normal and customary office operation or (v) fail to comply with Regulations.

7. IMPROVEMENTS, ALTERATIONS, REPAIRS AND MAINTENANCE.

        7.1 IMPROVEMENTS; ALTERATIONS.

                7.1.1 IN GENERAL. Any alterations, additions, deletions, modifications or utility installations in, of or to the improvements contained within the Premises (collectively, "ALTERATIONS") shall be installed at Tenant's expense and only in accordance with detailed plans and specifications, construction methods, and, to the extent applicable, all appropriate permits and licenses, all of which have been previously submitted to and approved in writing by Landlord, and by a professionally qualified and licensed contractor and subcontractors reasonably approved by Landlord. No Alterations in or to the Premises may be made without (a) Landlord's prior written consent, which shall not be unreasonably withheld, and (b) compliance with such reasonable, nondiscriminatory requirements and construction regulations concerning such Alterations as Landlord may impose from time to time. Landlord shall not unreasonably withhold its consent with respect to proposed Alterations (and shall grant or deny such consent within twenty (20) business days following Landlord's receipt of Tenant's request therefor [together with all relevant information required by Landlord with respect to such Alterations], stating detailed reasons for denial, if applicable). Landlord will not be deemed to unreasonably withhold its consent to any Alteration that violates Regulations, may materially, adversely affect or be incompatible with the Building's structure or its HVAC, plumbing, telecommunications, elevator, life-safety, electrical, mechanical or other basic systems, or the appearance of the interior common areas or exterior of the Project, or which may unreasonably interfere with the use or occupancy of any other portion of the Project. All Alterations made in or upon the Premises shall, (i) at Landlord's option, either be removed by Tenant prior to the end of the Term (and Tenant shall restore the portion of the Premises affected to its condition existing immediately prior to such Alteration), or shall remain on the Premises at the end of the Term (provided that in the event that Tenant's request for approval of any Alterations shall request a designation pursuant to this item (i), Landlord shall indicate in its approval (if applicable) of the applicable Alteration whether or not the same shall be required to be removed prior to the expiation of the Term in accordance with the terms hereof), and (ii) be constructed, maintained, insured and used by Tenant, at its risk and expense, in a good and workmanlike manner, and in accordance with all Regulations. Tenant shall reimburse Landlord for all actual, out-of-pocket costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay Landlord an administration fee of seven and one half percent (7.5%) of the cost of the Alterations as additional rent hereunder (provided that such administration fee shall be reduced to 5% in connection with any cosmetic Alterations which do not require Landlord's consent pursuant to Paragraph 7.1.2, below). If any Alteration made or initiated by Tenant or the removal thereof shall cause, trigger or result in any portion of the Project outside of the Premises, any portion of the Building's shell and core improvements (including restrooms, if any) within the Premises, or any Building system inside or outside of the Premises being required by any governmental authority to be altered, improved or removed, or may otherwise potentially affect such portions of the Project or any other tenants of the Project, Landlord shall have the option (but not the obligation) of performing the same at Tenant's expense, in which case Tenant shall pay to Landlord (within thirty (30) days of Landlord's written demand) in advance Landlord's reasonable estimate of the cost of such work, and any actual costs of such work in excess of Landlord's estimate, plus an administrative charge of ten percent (10%) thereof. At least ten (10) days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located. In the event Tenant fails to so record the notice of completion as required pursuant to this Paragraph 7.1, then such failure shall not, in and of itself, constitute a default hereunder but Tenant shall indemnify, defend, protect and hold harmless Landlord and the Landlord Parties from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys' fees) in connection with such failure by Tenant to so record the Notice of Completion as required hereunder. Tenant shall have the right to use non-union contractors to perform all or a portion of the Alterations, but only to the extent (A) Tenant provides Landlord with prior written notice of its request to hire a non-union contractor, and (B) hiring non-union contractors does not violate any contracts to which Landlord is a party;. provided, however, if Tenant chooses to use nonunion labor and, in Landlord's reasonable opinion, labor harmony with the workforce or trades engaged in performing the work, labor or services in or about the Project is disturbed, then, following written notice received by Tenant from Landlord, Tenant shall (I) immediately cease using all nonunion labor, and (II) hire only union labor.

                7.1.2 COSMETIC ALTERATIONS. Notwithstanding anything in Paragraph 7.1.1 to the contrary, Tenant may make any cosmetic Alterations which do not affect the Building systems and equipment, exterior appearance of the Building, or structural aspects of the Building, by providing Landlord with notice not less than ten (10) business days prior to the commencement thereof. Landlord's consent shall not be required with respect to any such Alterations, provided the cost of said Alterations do not exceed $100,000.00 in any twelve
(12) month period.

        7.2 REPAIRS AND MAINTENANCE. Landlord shall maintain in such condition and operating order (and shall keep in such repair and condition), in a manner substantially consistent with the maintenance and operational standards employed by landlords of Comparable Buildings, the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, stairwells, escalators, elevator cabs, plazas, pavement, sidewalks, curbs, entrances, landscaping, art work, sculptures, public men's and women's washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, "BUILDING STRUCTURE") and the base building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems and other base building systems and equipment which were not constructed by Tenant and are not located within the Premises (collectively, the "BUILDING SYSTEMS") and otherwise operate the Project in a manner and condition materially comparable with the standards of operation as are generally customary for Comparable Buildings. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent required because of (i) Tenant's use of the Premises for other than normal and customary business office operations, or (ii) the negligence or willful misconduct of Tenant or the Tenant Parties, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to this Lease and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS/BS EXCEPTION"). Except as provided as part of Landlord's obligations set forth above or elsewhere in this Lease, Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Paragraph 7 hereof, keep the Premises, including all improvements (including all existing improvement and all Alterations) and fixtures, in good order and repair condition at all times during the Lease Term (but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS exception). In addition, except as provided as part of Landlord's repair obligations set forth above or elsewhere in this Lease, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Paragraph 7 hereof, promptly. and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances (but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS exception); provided however, that, at Landlord's option, but only if Tenant fails to make such repairs and replacements within thirty (30) days after notice thereof from Landlord (or such sooner period of time in the case of an emergency or to otherwise to protect life and property), Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord the cost thereof, sufficient to reimburse Landlord for all costs arising from Landlord's involvement with such repairs and replacements to the extent not duplicative of Operating Expenses and to the extent the work is not performed by people whose salaries are paid out of Operating Expenses forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by applicable Regulations; provided, however, except for emergencies, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially or adversely interfere with Tenant's use of, or ingress or egress to, the Premises. Tenant shall, at Tenant's own expense, pursuant to the provisions of this Lease, including without limitation Paragraph 7 hereof, keep the Premises, including all improvements, fixtures and existing improvements, Alterations, fixtures, and the floor or the floors of me Building on which the Premises are located, in good order, repair and condition at all times during the Term (but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception). Tenant hereby waives any and all rights under the benefits of Section l of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

        7.3 MECHANIC'S LIENS. Tenant shall not cause, suffer or permit any mechanic's or materialman's lien, claim, or stop notice to be filed or asserted against the Premises, the Building or any funds of Landlord for any work performed, materials furnished, or obligation incurred by or at the request of Tenant or any Tenant Party. If any such lien, claim or notice is filed or asserted, then Tenant shall, within ten (10) business days after Landlord has delivered notice of the same to Tenant, either (a) pay and satisfy in full the amount of (and eliminate of record) the lien, claim or notice or (b) diligently contest the same and deliver to Landlord a bond or other security therefor in substance and amount (and issued by an issuer) satisfactory to Landlord.

8. USE.

        8.1 IN GENERAL. Tenant shall use the Premises only for the uses set forth in the Basic Lease Information, consistent with the standards of the Comparable Buildings (the "PERMITTED USE"). Tenant shall conduct its business and shall cause each Tenant Party to actin such a manner as to (a) not release or permit the release of any Hazardous Material in, under, on or about the Project in violation of any Regulations, (b) use or store any Hazardous Materials (other than incidental amounts of cleaning and office supplies) in or about the Premises or (c) not create or permit any nuisance or unreasonable interference with or disturbance of other tenants of the Project or Landlord in its management of the Project or (d) not create any occupancy density in the Premises or parking density with respect to Tenant and any Tenant Party at the Project greater than those specified in the Basic Lease Information. "HAZARDOUS MATERIAL" means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material," "pollutant" or "contaminant" under any Regulation, (ii) a flammable explosive, (iii) a radioactive material, (iv) a polychlorinated biphenyl, (v) asbestos or asbestos containing material, or (vi) a carcinogen.

        8.2 COMPLIANCE WITH LAWS. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any Regulation. At its sole cost and expense, Tenant shall, except as otherwise expressly provided in this Lease, promptly comply with all such Regulations to the extent that such Regulations relate to (i) Tenant's use of the Premises, (ii) the existing improvements located in the Premises or any Alterations thereof, and (iii) the Building Structure and the Building Systems (collectively, the "BASE BUILDING"), but as to the Base Building, only to the extent such obligations are triggered by non-general office Alterations made by Tenant to the Premises, any existing non-general office tenant improvements, or Tenant's use of the Premises for a non-general office use. Subject to the foregoing, Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Paragraph 8.2. The judgment of any court of competent jurisdiction or the admission of either party hereto in any judicial action, regardless of whether the other party is a party thereto, that such party has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Regulations relating to the Base Building, provided that compliance with such Regulations is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant or create a significant health hazard for Tenant or otherwise materially interfere with or materially affect Tenant's permitted use and enjoyment of the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Paragraph 8.2 to the extent consistent with, and amortized to the extent required by, the provisions of Paragraph 3 of this Lease.

9. ASSIGNMENT AND SUBLETTING.

        9.1 TRANSFERS: Consent. Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld and which shall be granted or denied within twenty (20) days following Tenant's request therefor in accordance with the terms of this Paragraph 9.1), (a) assign, transfer, mortgage, hypothecate, or encumber this Lease or any estate or interest herein, whether directly, indirectly or by operation of law, (b) sublet any portion of the Premises, or (c) grant any license, concession, or other right of occupancy of or with respect to any portion of the Premises, or (d) permit the use of the Premises by any party other than Tenant or a Tenant Party (each of the events listed in this Paragraph 9.1 being referred to herein as a "TRANSFER"). If Tenant requests Landlord's consent to any Transfer, then at least twenty (20) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer and all consideration therefor (including a calculation of the Transfer Profits described below), copies of the proposed documentation, and the following information relating to the proposed transferee: name and address; information reasonably satisfactory to Landlord concerning the proposed transferee's business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord s hall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the parties agree that it shall be reasonable for Landlord to withhold any such consent if, without limitation, (A) the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in a commercially reasonable form and substance reasonably satisfactory to Landlord; (B) the use of the Premises by such proposed assignee or subtenant would not be a permitted use under this Lease or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would violate the Occupancy Density set forth in this Lease; (C) the proposed assignee or subtenant is not of sound financial condition in light of its obligations under any such sublease or assignment; (D) the proposed assignee or subtenant is a governmental agency with the power of condemnation or high foot traffic or otherwise of a character which is not consistent (in Landlord's reasonable opinion) with the professional image of the Building or the character of the other tenant's therein; (E) the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation (as determined by Landlord in its reasonable discretion); (F) the proposed assignee or subtenant is a person with whom Landlord is actively negotiating to lease space in the Project (which for purposes of this Lease, shall mean a written lease proposal or proposals setting forth the material business terms of a proposed lease have been exchanged within the immediately proceeding three (3) month period between Landlord and the proposed transferee) or is a present tenant of the Project (provided that Landlord has space in the Project reasonably capable of satisfying the proposed transferee's requirements); (G) the assignment or subletting would entail any use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or (H) Tenant is in default of any obligation of Tenant under this Lease, beyond applicable notice and cure periods. Any Transfer made without Landlord's consent shall be void and, at landlord election, shall constitute an default by Tenant, subject to any applicable notice and cure period. Tenant shall also, within ten
(10) days of written demand therefor, pay to Landlord its reasonable out-of-pocket costs and reasonable attorneys' fees and all other out-of-pocket costs Incurred in connection with considering any request for consent to a proposed Transfer, provided that such cost and expenses shall not exceed Two Thousand Five Hundred Dollars ($2,500.00) for a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord Landlord's standard form transfer consent and agreement (which shall be subject to commercially reasonable modifications) whereby the proposed transferee expressly assumes the Tenant's obligations hereunder. Landlord's consent to a Transfer shall not release Tenant from its obligations under this Lease (or any guarantor of this Lease of its obligations with respect thereto), but rather Tenant and its transferee shall be jointly and orally liable for all obligations under this Lease allocable to the space subject to such Transfer. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. In the event of any claim by Tenant that Landlord has breached its obligations under this Paragraph 9.1, Tenant's remedies shall be limited to recovery of its out-of-pocket damages and injunctive relief.

        9.2 BONUS RENT. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after deducting any "Subleasing Costs," as that term is defined below, incurred by Tenant in connection with the applicable Transfer (which Subleasing Costs shall be amortized over the term of the applicable Transfer), shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord. "Subleasing Costs" shall mean reasonable, out-of-pocket expenses for (i) any changes, alterations and improvements to the Premises in connection with the transfer, (ii) any brokerage commissions in connection with the transfer, (iii) any costs to buyout or takeover the previous lease of a transferee, (iv) reasonable legal fees incurred in connection with the transfer including those fees and costs reimbursed to Landlord pursuant to this Lease, and (v) any other "out-of-pocket" monetary concessions reasonably provided in connection with the transfer including, but not limited to, tenant improvement or decorating allowances (collectively, the "SUBLEASING COSTS"). In any assignment or subletting undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for a comparable term.

        9.3 NON-TRANSFERS. Notwithstanding anything to the contrary contained in this Paragraph, neither (i) an assignment or subletting of all or a portion of the Premises (A) to an entity which is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease), or (B) to a purchaser of all or substantially all of the assets of Tenant or of an entity which is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease), nor (ii) a transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of Tenant or of an entity which is controlled by, controls or is under common control with Tenant (or a valid assignee of this Lease), shall be subject to the Landlord's consent or Tenant's payment of Bonus Rent (collectively, such entities, purchasers, and parties shall be referred to herein collectively or individually as an "AFFILIATE"), provided that at least five (5) business days prior to such assignment or sublease (a) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such Affiliate; and (b) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. No such assignment, sublease or other transfer under this Paragraph 9.3 shall relieve Tenant from any liability under this Lease. For purposes of this Lease, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contractor otherwise.

        9.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. Notwithstanding anything to the contrary contained in this Paragraph 9, in the event Tenant contemplates a Transfer of all or a portion of the Premises (other than to an Affiliate), Tenant shall give Landlord notice (the "INTENTION TO TRANSFER NOTICE") of such contemplated Transfer (whether or not the contemplated transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "CONTEMPLATED TRANSFER SPACE"), the contemplated date of commencement of the contemplated Transfer (the "CONTEMPLATED EFFECTIVE DATE"), the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Paragraph 9.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space as of the Contemplated Effective Date until the last day of the term of the Contemplated Transfer as set forth in the Intention to Transfer Notice (the "RECAPTURE TERM"), and during the Recapture Term, Tenant shall be relieved of its obligations under the terms of this Lease. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Paragraph 9.4, then, subject to the terms of Paragraph 9, for a period of nine (9) months (the "NINE MONTH PERIOD") commencing on the last date of such twenty (20) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Paragraph
9. If Landlord elects to recapture as provided herein for less than all of the Premises or less than the entire Lease Term, Landlord shall return such space to Tenant at the end of the Recapture Term in the same condition when received if Tenant will be using the Contemplated Transfer Space in its then existing or substantially similar condition. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided in this Paragraph 9.4.

10. INSURANCE, WAIVERS OF SUBROGATION AND INDEMNITY.

        10.1 INSURANCE. Tenant shall maintain throughout the Term each of the insurance policies described on EXHIBIT D attached hereto and shall otherwise comply with the obligations and requirements provided on EXHIBIT D. Landlord shall maintain, throughout the Term, the insurance attributable to Landlord, as described on Exhibit D.

        10.2 WAIVER OF SUBROGATION. Landlord and Tenant each waives any claim, loss or cost it might have against the other for any injury to or death of any person or persons, or damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any "all risk" property damage insurance policy covering the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused such Loss.

        10.3 INDEMNITY. Subject to Paragraph 10.2, Tenant shall indemnify, defend and hold Landlord, Spieker Properties, Inc., and each of their respective directors, shareholders, partners, lenders, members, managers, affiliates and employees (collectively, "LANDLORD INDEMNITEES") from and against all claims, demands, proceedings, losses, obligations, liabilities, causes of action, suits, judgments, damages, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) arising from or asserted in connection with the use or occupancy of the Premises by Tenant or any Tenant Party, including, without limitation, by reason of any release of any Hazardous Materials by Tenant or any Tenant Party in, under, on, or about the Project, or any negligence or misconduct of Tenant or of any Tenant Party in or about the Premises, or Tenant's breach of any of its covenants under this Lease, except in each case to the extent arising from the negligence or willful misconduct of Landlord or any Landlord Indemnitee. Except to the extent expressly provided in this Lease, Tenant hereby waives all claims against and releases Landlord and each Landlord Indemnitee for any injury to or death of persons, damage to property or business loss in any manner related to (i) Tenant's use and occupancy of the Premises, (ii) acts of God, (iii) acts of third parties, or
(iv) any matter outside of the reasonable control of Landlord. This Paragraph
10.3 shall survive termination or expiration of this Lease. Except to the extent of Tenant's negligence or willful misconduct, Landlord shall indemnify, defend and hold harmless Tenant from any loss, cost, liability, damage or expense resulting from the negligence or willful misconduct of Landlord or its agents, servants, employees, contractors or licensees in connection with Landlord's activities with respect to the Project or from any default by Landlord under the terms of this Lease (except for damage to the tenant improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises to the extent such damage is covered by insurance Tenant is required to carry pursuant to the terms of this Lease).

ll. SUBORDINATION; ATTORNMENT.

        11.1 SUBORDINATION. This Lease is subject and subordinate to all present and future ground or master leases of the Project and to the lien of all mortgages or deeds of trust (collectively, "SECURITY INSTRUMENTS") now or hereafter encumbering the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of any such Security Instruments, unless the holders of any such mortgages or deeds of trust, or the lessors under such ground or master leases (such holders and lessors are sometimes collectively referred to herein as "HOLDERS") require in writing that this Lease be superior thereto. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that no deed of trust, mortgage or ground lease encumbers the Building as of me date of this Lease. Notwithstanding any provision of this Paragraph 11 to the contrary, any Holder of any Security Instrument may at any time subordinate the lien of its Security Instrument to this Lease without obtaining Tenant's consent by giving Tenant written notice of such subordination, in which event this Lease shall be deemed to be senior to the Security Instrument in question. Tenant shall, within fifteen (15) days of request to do so by Landlord, execute, acknowledge and deliver to Landlord such further commercially reasonable instruments or assurances as Landlord may deem reasonably necessary or appropriate to evidence or confirm the subordination or superiority of this Lease to any such Security Instrument; provided, however, that Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreement(s) (each, an "SNDA") in favor of Tenant from any ground lessors, mortgage holders or deed of trust holders of Landlord who later come into existence at any time prior to the expiration of the Term of the Lease in consideration of, and as a condition precedent to, Tenant's agreement to be bound by this Paragraph 11. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any instrument or instruments required hereunder if Tenant fails to do so within said fifteen
(15) day period.

        11.2 ATTORNMENT. Subject to Tenant's receipt of the SNDA in accordance with the terms of Paragraph 11.1, above, Tenant covenants and agrees that in the event that any proceedings are brought for the foreclosure of any mortgage or deed of trust, or if any ground or master lease is terminated, it shall attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or master lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as "Landlord" under this Lease. If requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired portion of the Term then remaining).

12. RULES AND REGULATIONS. Tenant shall comply, and shall cause each Tenant Party to comply, with the Rules and Regulations of the Building which are attached hereto as EXHIBIT A, and all such reasonable nondiscriminatory modifications, additions, deletions and amendments thereto as Landlord shall adopt in good faith from time to time. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's or occupant's lease or any Regulations, provided that Landlord agrees to use its reasonable efforts to enforce said rules and regulations in a uniform, non-discriminatory manner against all tenants of the Project.

        Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that the rules and regulations for the Project shall not be (i) modified or enforced in any way by Landlord so as to unreasonably and materially interfere with the permitted use set forth in this Lease or Tenant's access to the Premises, Building or Project parking facility, or (ii) discriminatorily enforced against Tenant and not against other tenants of the Project. Landlord agrees that none of the rules and regulations for the Project shall be used to prohibit the conduct of any business from the Premises which Tenant is permitted to conduct, unless said conduct constitutes a nuisance to other tenants of the Project or materially injures or impairs the reputation or image of the Project as a professional office building project. In the event any other tenant or occupant fails to comply with the rules and regulations for the Project, and such non-compliance unreasonably and materially interferes with Tenant's use of the Premises, Landlord shall use its reasonable efforts to cause such other tenants and/or occupants to comply with such rules and regulations.

13. CONDEMNATION. If the entire Project or Premises are taken by right of eminent domain or conveyed by Landlord in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking. If any part of the Project becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty
(180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If any material portion, but less than all, of the Project, Building or the Premises becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to any Holder of any Security Instrument, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If this Lease is not so terminated, then Base Rent thereafter payable hereunder shall be abated for the duration of the Taking in proportion to that portion of the Premises rendered untenantable by such Taking. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Project is situated, the Project, and other improvements taken, and Tenant may pursue a claim against the condemnor for the value of Tenant's personal property and fixtures which Tenant is entitled to remove under this Lease and moving and relocation costs. Landlord and Tenant agree that the provisions of this Paragraph 13 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any Taking of any portion of the Premises, the Building, the Project or the land on which the Building is located, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect (including, without limitation, Section 1265.130 of the California Code of Civil Procedure, as amended from time to time).

14. FIRE OR OTHER CASUALTY.

        14.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. To the extent Landlord does not have actual knowledge of same, Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty or any condition existing in the Premises as a result of a fire or other casualty that would give rise to the terms of this Paragraph 14. If the Premises, the Building Structure, the Building Systems, or any common areas of the Project serving or providing access to the Premises shall be damaged by fire or other casualty or be subject to a condition existing as a result of a fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Paragraph 14, restore the Building Structure and Building Systems and such common areas to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other applicable Regulations or by the holder of a mortgage on the Building or Project or any other modifications to the common areas reasonably deemed desirable by Landlord, provided access to the Premises, the Project's parking facility, and any common restrooms serving the Premises shall not be materially impaired. Tenant shall be responsible for the repair of damage to the Premises, and Tenant's insurance proceeds shall be disbursed for all costs and expenses incurred in connection with the repair of any such damage pursuant to a commercially reasonable disbursement procedure mutually approved by Landlord and Tenant. As long as the tenant improvements in the Premises are rebuilt to their previously existing condition, Tenant shall be entitled to retain any portion of the proceeds of the insurance described in Section 1 of Exhibit D to this Lease in excess of the cost of such restoration, or if this Lease terminates, Tenant shall receive all such insurance proceeds less an amount reasonably necessary to replace the improvements in the Premises existing as of the Term Commencement Date (which shall be paid to Landlord). Prior to the commencement of construction, if this Lease does not terminate pursuant to Paragraph 14.2 below or for any other reason, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select, subject to Tenant's reasonable approval, non-affiliated independent third party contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in a commercially reasonable manner. Landlord shall not be liable for any inconvenience or annoyance to Tenant or any Tenant Party, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary for Tenant to reasonably conduct Tenant's permitted use, Landlord shall, subject to the terms set forth below, allow Tenant a proportionate abatement of rent, during the time and to the extent the Premises-are unfit for occupancy for the permitted use under this Lease, and not occupied by Tenant as a result thereof; provided, further, if the Premises is damaged such that the remaining portion thereof is not sufficient to allow Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of rent during the time and to the extent the Premises are unfit for occupancy for the Permitted Use, and not occupied by Tenant as a result of the subject damage. Tenant's right to rent abatement pursuant to the preceding sentences shall terminate as of the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

        14.2 LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of Paragraph
14.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or the Project, and instead terminate this Lease by notifying Tenant in writing of such termination within forty-five (45) days after Landlord's discovery of the damage, such notice to include a termination date giving Tenant one hundred twenty (120) days to vacate the Premises which period will be extended by any Force Majeure on a day-for-day basis, but Landlord may so elect only if (a) the Building or Project shall be damaged by fire or other casualty or cause or be subject to a condition existing as a result of such a fire or other casualty or cause, whether or not the Premises are affected, and (b) one or more of the following conditions in (i), (ii),
(iii) or (iv), immediately below, is present: (i) in the reasonable judgment of Landlord's licensed contractor, repairs cannot reasonably be completed within two hundred forty (240) days of the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building and/or the Project, or ground lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof in excess of the "Landlord Contribution," as that term is defined, below, be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be, and Landlord elects to terminate the leases of all other tenants of the Project similarly affected by the damage and destruction; or (iii) the damage is caused by an earthquake and is not fully covered, except for the Landlord Contribution, by Landlord's insurance policies (or by the insurance Landlord is required to carry under this Lease) and Landlord elects to terminate the leases of all other tenants of the Project similarly affected by the damage and destruction; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable judgment of a licensed architect or contractor mutually and reasonably agreed upon by Landlord and Tenant, be completed within two hundred forty (240) days after the damage or destruction is discovered (which period shall not be subject to extension as a result of any Force Majeure), Tenant may elect, no earlier than forty-five (45) days after the date of the damage and not later than ninety
(90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice. At any time, from time to time, after the date occurring forty-five (45) days after the date the damage is discovered, Tenant may request that Landlord provide Tenant with a certificate from the architect or contractor described above setting forth such architect's or contractor's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five
(5) business days. For purposes of this Paragraph 14.2, the "landlord contribution" shall initially mean Two Hundred Thousand and No./100 Dollars ($200,000.00); provided, however, that such amount shall be reduced by an amount equal to $3,333.33 on the first day of each month of the Term.

        14.3 DAMAGE NEAR END OF TERM. In the event that the Premises or the Building is destroyed or damaged to any substantial extent (i.e., the time reasonably required for repair exceeds ninety (90) days) during the last twelve
(12) months of the Term, then notwithstanding anything contained in the Paragraph 14, either Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and additional rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Term.

        14.4 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Paragraph 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building, or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building, or the Project.

15. PARKING.

                15.1 IN GENERAL. Tenant shall have the right, but not the obligation, to utilize the number of parking passes set forth in the Basic Lease Information. In connection with the foregoing, Tenant shall have nonexclusive use of such portion of the parking facilities of the Project as are reasonably designated by Landlord from time to time for such purpose for the parking of passenger-size motor vehicles (including sport utility vehicles and pick-up trucks) used by Tenant and Tenant Parties only (in accordance with the terms hereof) and are not transferable without Landlord's approval (except in connection with a Transfer permitted or approved pursuant to the terms of Paragraph 9 of this Lease). Subject to the terms of this Lease, Tenant shall be entitled to increase or decrease the number of parking passes rented by Tenant upon not less than thirty (30) days notice to Landlord. Subject to availability (as determined by Landlord), Tenant shall be entitled to lease parking passes in addition to the number set forth in the Basic Lease Information. Tenant shall pay the prevailing rate charged by Landlord from time to time for the parking passes rented by Tenant pursuant to the terms hereof (the "PARKING CHARGE"), provided that prior to the first (1") anniversary of the Term Commencement Date, Landlord and Tenant hereby agree that the Parking Charge shall be $35.00 per pass per month. In addition to the Parking Charge, Tenant shall be responsible for all parking taxes applicable to the passes utilized by Tenant hereunder. The use of such parking facilities shall be subject to the parking rules and regulations attached hereto as EXHIBIT E, as such rules and regulations may be modified by Landlord from time to time, for the use of such facilities. Notwithstanding anything in the Basic Lease Information to the contrary, in no event shall Landlord have any obligation to monitor Tenant's Visitor Spaces nor shall Landlord have any liability in the event of any unauthorized use thereof.

                15.2 VALET SYSTEM. Tenant shall have the right to request Landlord to supplement Tenant's parking by implementation of a stacked parking/valet system (a "VALET SYSTEM"), which Valet System shall be subject in all respects to Landlord's approval, in Landlord's reasonable discretion, and shall also be subject to all applicable Regulations. Provided that Landlord shall approve the nature, extent and all other aspects of the Valet System, subject to all applicable Regulations, Landlord shall implement the Valet System, if applicable, in accordance with the terms of this Paragraph 15.2, in which event Tenant shall be solely and exclusively responsible for any and all costs incurred by Landlord in the implementation and use of such Valet System and for Landlord's prevailing charge for any supplemental parking provided to Tenant.

                15.3 VISITOR PARKING. Reasonable visitor parking shall be available at the Project. Visitor parking rates charged by Landlord shall be reasonably comparable to the visitor parking rates being charged at the "Comparable Buildings," as that term is defined in Paragraph 22.5, below.

        16. EVENTS of DEFAULT.

                16.1 TENANT DEFAULTS. Each of the following occurrences shall be an "EVENT of DEFAULT" and shall constitute a material default and breach of this Lease by Tenant: (a) any failure by Tenant to pay any installment of Base Rent Additional Rent or to make any other payment required to be made by Tenant hereunder within five (5) days following written notice that said amount was not paid when due; (b) the abandonment or vacation of the Premises by Tenant, provided, however, that unless Tenant is using the Premises for a retail use, abandonment or vacation of the Premises shall not be an Event of Default so long as no other Event of Default has occurred hereunder; (c) any failure by Tenant to execute and deliver any estoppel certificate or other document or instrument described in Paragraphs 10 (insurance), 11 (subordination) or 21.2 (estoppel certificates) requested by Landlord, where such failure continues for five (5) business days after delivery of written notice of such failure by Landlord to Tenant; (d) any failure by Tenant to fully perform any other obligation of Tenant under this Lease, where such failure continues for thirty (30) days (except where a shorter period of time is specified in this Lease, in which case such shorter time period shall apply) after delivery of written notice of such failure by Landlord to Tenant, provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or (e) the voluntary or involuntary filing of a petition by or against Tenant or any general partner of Tenant (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under any state or federal debtor relief law, (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease, or (iv) for the reorganization or modification of Tenant's capital structure (provided, however, that if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty
(60) days after the filing thereof). Any notice of any failure of Tenant required under this Paragraph 16 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

        16.2 LANDLORD DEFAULTS.

                16.2.1 IN GENERAL. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within forty-five (45) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, "LENDER") covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than forty-five (45) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such forty-five (45) day period and thereafter diligently prosecutes the same to completion.

                16.2.2 ABATEMENT OF RENT. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord (including repairs, maintenance and alterations required or permitted by Landlord hereunder), or which Landlord failed to perform, after the Term Commencement Date and required by this Lease, which substantially interferes with Tenant's use of or ingress to or egress from the Building, Project, or Premises or the Project's parking facility; (ii) any failure to provide services, utilities or ingress to and egress from the Building, Project, or Premises or the Project parking facility as required by this Lease; (iii) damage and destruction of or eminent domain proceedings in connection with the Premises, Building, the Project or the Project's parking facility servicing the Project, or (iv) the presence of hazardous materials (as defined by applicable law) (not brought on the Premises by Tenant Parties) in violation of Regulations which poses a material health risk to the environment or the Premises (any such set of circumstances as set forth in items (i) through (iv), above, to be known as an "ABATEMENT EVENT"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice, or occurs for ten (10) nonconsecutive business days in a twelve (12) month period (provided Landlord is sent a notice of each of such Abatement Event) (in either of such events, the "ELIGIBILITY PERIOD"), then the Base Rent and Tenant's Proportionate Share of Operating Expenses and Tenant's parking charges shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use ("UNUSABLE AREA"), bears to the total rentable area of the Premises and Landlord shall pay to Tenant, to the extent covered (except for any deductible amount) by insurance retained by Landlord any incremental reasonable, out-of-pocket expense that the Tenant incurs in relocating the functions previously performed in the Unusable Area to a different location. For this purpose, an incremental expense shall be any expense that the Tenant incurs in relocating from the Unusable Area to a temporary location and then relocating back to the Unusable Area (after such area has been made fit for Tenant's Permitted Use) that Tenant would not have had to incur but for such relocation; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Proportionate Share of Operating Expenses and Tenant's parking charges for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent, Tenant's Proportionate Share of Direct Expenses and Tenant's parking charges shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that (a) nothing in this Paragraph 16.2.2, shall impair Tenant's rights under Paragraph 16.2.1, above, and (b) if Landlord has not cured such Abatement Event within one hundred eighty (180) days after receipt of notice from Tenant, Tenant shall have the right to terminate this Lease during the first ten (10) business days of each calendar month following the end of such 180-day period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of thirty (30) days' notice to Landlord (the "ABATEMENT EVENT TERMINATION NOTICE") during such ten (10) business day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the "ABATEMENT EVENT TERMINATION DATE"), which Abatement Event Termination Date shall not be less than thirty (30) days, and not more than one (1) year, following the delivery of the Abatement Event Termination Notice. Notwithstanding anything contained in this Paragraph 16.2.2 to the contrary, Tenant's Abatement Event Termination Notice shall be null and void (but only in connection with the first notice sent by Tenant with respect to each separate Abatement Event) if Landlord cures such Abatement Event within such thirty (30) day period following receipt of the Abatement Event Termination Notice. If Tenant's right to abatement occurs because of an eminent domain taking, condemnation and/or because of damage or destruction to the Premises, the Project's parking facility, and/or the Project, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient ingress to, and egress from the Premises, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction or temporary taking and to move in over a weekend. To the extent Tenant is entitled to abatement because of an event covered by Paragraphs 13 or 14 of this Lease, then the Eligibility Period shall not be applicable. Except as provided in this Paragraph 16.2.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying rent due hereunder.

17. REMEDIES. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate, and cumulative), the option to pursue any one (1) or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

        (a) Terminate this Lease, and Landlord may recover from Tenant the following: (i) the worth at the time of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term "rent" as used in this Paragraph 17(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 17(a)(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 17(a)(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

        (b) Landlord shall have the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach And abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

        (c) Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraphs 17(a) and 17(b) above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive, or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

        (d) Notwithstanding anything in this Lease to the contrary, (i) upon the occurrence of an Event of Default by Tenant, if the Premises or any portion thereof are sublet, Landlord may, at its option and in addition and without prejudice to any other remedies herein provided or provided by law, collect directly from the sublessee(s) all rentals becoming due to the Tenant and apply such rentals against other sums due hereunder to Landlord; (ii) without prejudice to any other right or remedy of Landlord, if Tenant shall be in default under this Lease beyond any applicable notice and cure period, Landlord may cure the same at the expense of Tenant (A) immediately and without notice in the case (1) of emergency, (2) where such default unreasonably interferes with any other tenant in the Building, or (3) where such default will result in the violation of any Regulation or the cancellation of any insurance policy maintained by landlord, and (B) in any other case if such default continues for ten (10) business days following the receipt by Tenant of notice of such default from Landlord and all costs incurred by Landlord in curing such default(s), including, without limitation, attorneys' fees, shall be reimbursable by Tenant as Rent hereunder within thirty (30) days following demand, together with interest thereon, from the date such costs were incurred by Landlord, at the Default Rate; and (iii) Tenant hereby waives for Tenant and for all those claiming under tenant all rights now and hereafter existing to redeem by order or judgment of any court or by any legal process or writ, tenant's right of occupancy of the Premises after any termination of this Lease.

18. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or earlier termination of this Lease, Tenant shall deliver to Landlord all keys (including any electronic access devices and the like) to the Premises that are in Tenant's possession, and Tenant shall deliver to Landlord the Premises in the same condition as existed on the date Tenant originally took possession thereof, ordinary wear and tear excepted, provided that ordinary wear and tear shall not include repair and clean up items. In addition, prior to the expiration of the Term or any sooner termination thereof, (a) Tenant shall remove such Alterations as Landlord shall request (subject to the terms of Paragraph 7.1.1 of this Lease) and shall restore the portion of the Premises affected by such Alterations and such removal to its condition existing immediately prior to the making of such Alterations, (b) Tenant shall remove from the Premises all unattached trade fixtures, furniture, equipment and personal property located in the Premises, including, without limitation, phone equipment, wiring, cabling and all garbage, waste and debris, and (c) Tenant shall repair all damage to the Premises or the Project caused by any such removal including, without limitation, full restoration of all holes and gaps resulting from any such removal and repainting required thereby. All personal property and fixtures of Tenant not so removed shall, to the extent permitted under applicable Regulations, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.

19. HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Term hereof, with or without the express or implied consent of Landlord, Tenant shall become and be only a tenant at sufferance at a daily rent equal to the product of (i) a fraction, the numerator of which is one (1) and the denominator of which is the number of days in the applicable calendar month, and (ii) by 150% of the monthly installment of Base Rent payable by Tenant immediately prior to such expiration or termination for the first one hundred twenty (120) days of such holdover, and 200% thereof thereafter, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable, as reasonably determined by Landlord. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination (including, without limitation, through any "LOCKBOX") shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord's rights or remedies with respect to such holdover. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof or at any time during any holdover, and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover, and (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, proceedings, losses, damages, liabilities, obligations, penalties, costs and expenses, including, without limitation, all lost profits and other consequential damages, attorneys' fees, consultants' fees and court costs incurred or suffered by or asserted against Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease.

20. GOOD FAITH. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (ii) matters which could have an adverse effect on the Building Structure or the Building Systems, or which could affect the exterior appearance of the Building, or (iii) matters covered by Paragraph 3 (Rent and Operating Expenses), Paragraph 10 (Insurance; Waivers of Subrogation and Indemnity), or Paragraph 16 (Events of Default) of this Lease (collectively, the "EXCEPTED MATTERS"), any time the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish Rules and Regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

21. MISCELLANEOUS.

        21.1 LANDLORD TRANSFERS AND LIABILITY; CONSEQUENTIAL DAMAGES. Landlord may, without restriction, sell, assign or transfer in any manner all or any portion of the Project, any interest therein or any of Landlord's rights under this Lease, provided that the transferee assumes Landlord's obligations under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall automatically be released from any further obligations thereafter arising hereunder so long as the Landlord transfers to the transferee the LOC and the security deposit, if any, provided that the assignee thereof assumes in writing all of Landlord's obligations hereunder accruing after such assignment. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease or with respect to any obligation or liability related to the Premises or the Project shall be recoverable only from the interest of Landlord in the Project, and neither Landlord nor any affiliate thereof shall have any personal liability with respect thereto. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages, other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease.

        21.2 ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS. At any time and from time to time during the Term, Tenant shall, without charge, execute, acknowledge and deliver to Landlord within ten (10) business days after Landlord's request therefor, an estoppel certificate in recordable form containing such factual certifications and other provisions as are found in the estoppel certificate forms reasonably requested by institutional lenders and purchasers. Tenant agrees in any case that (a) the foregoing certificate may be relied on by anyone holding or proposing to acquire any interest in the Project from or through Landlord or by any mortgagee or lessor or prospective mortgagee or lessor of the Project or of any interest therein and (b) the form of estoppel certificate shall be in such commercially reasonable form as Landlord shall reasonably select. If Tenant is not a public company reporting under applicable federal securities Regulations, at the request of Landlord from time to time, Tenant shall provide to Landlord within ten (10) days of Landlord's request therefor tenant's and any guarantor's current financial statements.

        21.3 NOTICES. Notices, requests, consents or other communications desired or required to be given by or on behalf of Landlord or Tenant under this Lease shall be effective only if given in writing and sent by (a) registered or certified United States mail, postage prepaid. return receipt requested, (b) nationally recognized express mail courier that provides written evidence of delivery, fees prepaid, or (c) Facsimile and addressed as set forth in the Basic Lease Information, or at such other address in the State of California as may be specified from time to time, in writing. Any such notice, request, consent, or other communication shall only be deemed given (i) if sent by registered or certified United States mail, on the day it is officially delivered to or refused by the intended recipient, (ii) if sent by nationally recognized express mail courier, on the date it is officially recorded by such courier, (iii) if delivered by facsimile, on the date the sender obtains written telephonic confirmation that the electronic transmission was received, or (iv) if delivered personally, upon delivery or, if refused by the intended recipient, upon attempted delivery.

        21.4 PAYMENT BY TENANT; Non-Waiver. Landlord's acceptance of Rent (including, without limitation, through any "lockbox") following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms contained herein shall waive Landlord's or Tenant's rights regarding any future violation of such terms. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due. Payment by Tenant of any amount due and owing hereunder shall not constitute a waiver of any preceding breach by Landlord of any term, covenant or condition of this Lease.

        21.5 CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord hereby reserves and shall have the following rights with respect to the Premises and the Project:
(a) to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, the Building, the Premises or any part thereof; to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Project or the Building; to interrupt or suspend temporarily Building services and facilities; to change the name of the Building or the Project; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, common areas, or other public parts of the Building or the Project; (b) to take such measures as Landlord deems advisable in good faith for the security of the Building and its occupants; to temporarily deny access to the Building to any person; and to close the Building after ordinary business hours and on Sundays and Holidays, subject, however, to Tenant's right to enter when the Building is closed after ordinary business hours under such rules and regulations as Landlord may reasonably prescribe from time to time during the Term; and (c) to enter the Premises at reasonable hours (or at any time in an emergency) to inspect the same, to perform repairs, to take any action authorized hereunder, or to show the Premises to prospective purchasers or lenders, or, during the last six (6) months of the Term, prospective tenants. All of Landlord's entries and the performance of Landlord's work pursuant to this Lease, shall be scheduled and performed, as applicable, so as to use commercially reasonable efforts to minimize interference with Tenant's use of and access to the Premises and parking facilities. Tenant may, subject to Landlord's prior approval, designate certain areas of the Premises as "Security Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may only enter such Security Areas upon one (t) business days' notice to Tenant which notice shall specify the date and time of such entry by Landlord; provided, however, that Landlord may enter the Security Areas without notice to Tenant in the event of an emergency, in which case Landlord shall provide Tenant with notice of such entry promptly thereafter.

        21.6 MISCELLANEOUS. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All exhibits and attachments attached hereto are incorporated herein by this reference. This Lease shall be governed by and construed in accordance with the laws of the State of California. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including without limitation, reasonable attorneys' fees and court costs. Tenant shall not record this Lease or any memorandum hereof. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant. This Lease may be executed in any number of counterparts, each of which shall be deemed an original. Time is of the essence as to the performance of each covenant hereunder in which time of performance is a factor.

22. OPTION TERM.

        22.1 ORATION RIGHT. Landlord hereby grants the Original Tenant or an Affiliate one (1) option to extend the Term for a period of five (5) years (the "OPTION TERM"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease after the expiration of any applicable cure period. Upon the proper exercise of such option to extend, and provided that, at Landlord's option, as of the end of the initial Term, Tenant is not then in default under this Lease after the expiration of any applicable cure period, the Term, for the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Paragraph 22 shall be personal to the Original Tenant or an Affiliate, as applicable, and may only be exercised by the Original Tenant or an Affiliate, as applicable (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant or an Affiliate, as applicable, occupies at least seventy-five percent (75%) of the Premises.

        22.2 ORATION RENT. The rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Fair Market Rental Rate," as that term is defined in Paragraph 22.5, below.

        22.3 EXERCISE OF OPTION.

                22.3.1 WITH AN ORATION INTEREST NOTICE. The option contained in this PARAGRAPH 22 shall be exercised by Tenant, if at all, only in the following manner or as set forth in Paragraph 22.3.2, below: (i) Tenant shall deliver written notice to Landlord (the "Option Interest Notice") not more than fourteen
(14) months nor less than twelve (12) months prior to the expiration of the initial Term, stating that Tenant may be interested in exercising its option;
(ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "OPTION RENT NOTICE") to Tenant not less than ten (10) months prior to the expiration of the initial Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring nine (9) months prior to the expiration of the initial Term (the "Option Deadline Date"), exercise the option by delivering written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, accept or reject the Option Rent contained in the Option Rent Notice. In the event Tenant objects to the Option Rent or is deemed to object to the Option Rent as set forth in Paragraph 22.3.3, below, the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Paragraph 22.4, below.

                22.3.2 WITHOUT AN OPTION INTEREST NOTICE. Notwithstanding anything in Paragraph 22.3.1 to the contrary, in the event that Tenant shall fail to timely deliver the Option Interest Notice, Tenant shall nevertheless be permitted to exercise its right to lease the Premises during the Option Term by delivery of irrevocable notice of such election on or before the Option Deadline Date, in which event (i) Landlord shall deliver to Tenant the Option Rent Notice within thirty (30) days following receipt of such notice, and (ii) Tenant may, within fifteen (15) days following receipt of such Option Rent Notice, accept or reject the Option Rent set forth in the Option Rent Notice. In the event Tenant objects to the Option Rent or is deemed to object to the Option Rent as set forth in Paragraph 22.3.3, below, the parties shall follow the procedure and the Option Rent shall be determined pursuant to the terms of Paragraph 22.4, below.

                22.3.3 OTHER TERMS. In the event that, in exercising its right to lease the Premises during the Option Term in accordance with the terms of this Paragraph 22.3, Tenant shall fail to affirmatively accept the Option Rent contained in the Option Rent Notice, then Tenant shall be deemed to have rejected the same, and the Option Rent shall be determined in accordance with the remaining terms of this Paragraph 22.4.

        22.4 DETERMINATION OF OPTION RENT. In the event Tenant timely and appropriately objects to the Option Rent or is deemed to have rejected the Option Rent, Landlord and Tenant shall attempt to agree upon the Fair Market Rental Rate for the Premises, using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's objection or deemed objection to the Option Rent (the "OUTSIDE AGREEMENT DATE"), then each party shall make a separate determination of the Option Rend as the case may be, within five (5) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Paragraphs 22.4.1 through 22.4.7, below.

        22.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first class office properties in the Los Angeles County, California. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Fair Market Rental Rate, is the closest to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements of Paragraph 22.5 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."

                22.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of me appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator(" Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either patties Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via 4n engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

                22.4.3 The three arbitrators shall within thirty (30) days of the appointment of the Neutral Arbitrator reach a decision as to Fair Market Rental Rate and determine whether the Landlord's or Tenant's determination of Fair Market Rental Rate as submitted pursuant to Paragraph 22.4, above, is closest to Fair Market Rental Rate as determined by the arbitrators and simultaneously publish a ruling ("Award") indicating whether Landlord's or Tenant's submitted Fair Market Rental Rate is closest to the Fair Market Rental Rate as determined by the arbitrators. Following notification of the Award, the Landlord's or Tenant's submitted Fair Market Rental Rate determination, whichever is selected by the arbitrators as being closest to Fair Market Rental Rate, shall become the then applicable Fair Market Rental Rate.

                22.4.4 The Award issued by the majority of the three arbitrators shall be binding upon Landlord and Tenant.

                22.4.5 If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint such Advocate Arbitrator subject to the criteria in Paragraph 22.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

                22.4.6 If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint the Neutral Arbitrator, subject to criteria in Paragraph 22.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

                22.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

        22.5 FAIR MARKET RENTAL RATE. The "FAIR MARKET RENTAL RATE" shall be equal to the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants, are leasing non-sublease, non-encumbered, nonequity space comparable in size, location and quality to the Premises, for a similar lease term, in an arms length transaction, which comparable space is located in the Project and in "Comparable Buildings," as that term is defined, below ("Comparable Transactions") during the twelve (12) month period immediately preceding the exercise by Tenant of the Option Term, in either case taking into consideration the following concessions (the "Concessions"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space,
(b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, design, quality of finishes, and layout of the improvements and the extent to which the same could be utilized by a general office user as contrasted with this specific Tenant, and (c) all other monetary and non-monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions, and (II) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. In analyzing such comparable spaces, the arbitrators shall give due consideration to the method by which the square footage of such space has been calculated. The Fair Market Rental Rate shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's rent obligations during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If in determining the Fair Market Rental Rate, Tenant is deemed to be entitled to a tenant improvement or comparable allowance for the improvement of the Premises (the total dollar value of such allowance, the "OPTION TERM TI ALLOWANCE"), Landlord may, at Landlord's sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant as a lump sum payment to Tenant, and/or (B) in lieu of making a lump sum payment (or portion thereof) to Tenant, to reduce the rental rate component of the Fair Market Rental Rate to be an effective rental rate which takes into consideration that Tenant will not receive a payment of such Option Term TI Allowance, or portion thereof (in which case the Option Term TI Allowance, or portion thereof, evidenced in the effective rental rate shall not be paid to Tenant). For purposes of this Lease, the "Comparable Buildings" shall mean comparable first-class, mid-rise office buildings located in "West Los Angeles" (which shall include all of its submarkets as set forth in applicable BOMA-Los Angeles publications).

23. TELECOMMUNICATIONS EQUIPMENT.

        23.1 IN GENERAL. At any time during the Lease Term, subject to applicable regulations and the terms of this Paragraph 23, Tenant may install, at Tenant's sole cost and expense, one (1) satellite dish (which shall not exceed thirty-six (36) inches in diameter) (the "Telecommunications Equipment") upon the roof of the Building; provided, however, that such Telecommunications Equipment may only be installed for the purpose of exclusively servicing Tenant and/or any subtenants or assignees permitted or approved pursuant to the terms of this Lease. The physical appearance, the size and all other specifications relating to the Telecommunications Equipment shall be subject to Landlord's reasonable approval. Tenant shall not change the location of, or alter or install additional Telecommunications Equipment or paint any of the other Equipment without Landlord's reasonable prior written consent. Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof and landlord and tenant shall execute an amendment to this Lease covering the payment for installation costs, if any, the Telecommunications Equipment, the installation and maintenance of such Telecommunications Equipment, Tenant's indemnification of Landlord with respect thereto, Tenant's obligation to remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease, and other related matters.

        23.2 RENT/TAXES. Tenant shall pay, as additional rent, an amount equal to the "Rooftop Fee," as that term is defined, below, for each month of the Term in which the Telecommunications Equipment is located on the roof of the Building. In addition, Tenant shall be responsible for and promptly shall pay all taxes, assessments, charges, fees and other governmental impositions levied or assessed on the Telecommunications Equipment or based on the operation thereof. For purposes of this Lease, the "Rooftop Fee" shall mean (i) $250.00 per month in the event that the Telecommunications Equipment consists of a satellite dish which is less than or equal to 18 inches in diameter, and (ii; $500.00 per month in the event that the Telecommunications Equipment exceeds 18 inches in diameter (provided that in no event shall the Telecommunications Equipment exceed 36 inches in diameter).

        23.3 LOCATION OF TELECOMMUNICATIONS EQUIPMENT. The location of the Telecommunications Equipment shall be reasonably designated by Landlord. Landlord may during the Term require Tenant, at Landlord's sole cost and expense, relocate the Telecommunications Equipment.

        23.4 OPERATION OF TELECOMMUNICATIONS EQUIPMENT. Operation of the Telecommunications Equipment shall not interfere in any manner with equipment systems or utility systems of other tenants of the Project, including without limitation, telephones, dictation equipment, lighting, heat and air conditioning, computers, electrical systems and elevators. If operation of the Telecommunications Equipment causes such interference, as determined by Landlord in Landlord's reasonable discretion, Tenant immediately shall suspend operation of the Telecommunications Equipment until Tenant eliminates such interference.

        23.5 MAINTENANCE OF TELECOMMUNICATIONS EQUIPMENT. Tenant shall maintain the Telecommunications Equipment in good condition and repair, at Tenant's sole cost and expense. Landlord may from time to time require that Tenant repaint the Telecommunications Equipment at Tenant's expense, to keep the same in an attractive condition. In the event that Tenant fails to repair and maintain the Telecommunications Equipment in accordance with the terms of this Lease, Landlord may, upon ten (10) business days notice to Tenant (provided that no such notice shall be required in the case of an emergency) but shall not be obligated to, make any such repairs or perform any maintenance to the Telecommunications Equipment and Tenant shall reimburse Landlord within thirty
(30) days following demand for all costs and expenses incurred by Landlord in connection therewith, plus a reasonable administrative fee.

        23.6 ROOF ACCESS. Tenant may access the roof for repair and maintenance of the Telecommunications Equipment, only during normal business hours, on reasonable prior written notice to Landlord. Tenant shall designate in writing to Landlord all persons whom Tenant authorizes to have access to the roof for such purposes. Upon such designation and prior identification to Landlords' building security personnel, such authorized persons shall be granted access to the roof by Landlord's Building engineer. Tenant shall be responsible for all reasonable costs and expenses incurred by Landlord in connection with Tenant's access to the roof pursuant to this Paragraph. Landlord or Landlord's agent may accompany Tenant during such access.

        24. FORCE MAJEURE. Except with respect to the terms of Paragraph 14 of this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain permits, services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the "FORCE MAJEURE"), except with respect to the obligations imposed upon Tenant with regard to rent or other charges to be paid by Tenant or Landlord pursuant to this Lease, and except as to Tenant's obligations under Paragraph 8 of this Lease notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.



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